EXHIBIT 99.1

HYDROGEN POWER INC. (A Development Stage Company) FINANCIAL REPORT DECEMBER 31, 2005

C O N T E N T S

Page
INDEPENDENT AUDITORS' REPORT	1

FINANCIAL STATEMENTS
BALANCE SHEETS	2
STATEMENTS OF OPERATIONS	3
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)	4
STATEMENTS OF CASH FLOWS	5
NOTES TO FINANCIAL STATEMENTS	6-11

PETERSON SULLIVAN PLLC

CERTIFIED PUBLIC ACCOUNTANTS	Tel 206.382.7777 * Fax 206.382.7700
601 UNION STREET, SUITE 2300	http://www.pscpa.com
SEATTLE, WASHINGTON 98101

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Hydrogen Power Inc.
Seattle, Washington

We have audited the accompanying balance sheets of Hydrogen Power Inc. (a development stage company) as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and for the period from December 17, 2003 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hydrogen Power Inc. (a development stage company) as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, and for the period from December 17, 2003 (date of inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States.

/S/ PETERSON SULLIVAN PLLC

May 2, 2006
Seattle, Washington

HYDROGEN POWER INC. (A Development Stage Company) BALANCE SHEETS December 31, 2005 and 2004

ASSETS	2005	2004
Current Assets
Cash and cash equivalents	$708,198	$383,426
Certificates of deposit	2,027,409
Prepaid expenses	26,551	1,697
Total current assets	2,762,158	385,123
Sub-license Agreement, net	2,343,323	2,498,681
Advances to Shareholder		210,431
	$5,105,481	$3,094,235
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$56,508	$41,671
Due to officer	79,461	80,152
Loans payable		1,000,000
Note payable, shareholder	3,000,000
Current portion of amounts due to shareholder	586,673	838,700
Accrued interest expense, due to shareholders	146,775	124,200
Total current liabilities	3,869,417	2,084,723
Due to Shareholder, less current portion	1,219,394	1,776,500
Stockholders' Equity (Deficit)
Preferred stock, $0.0001 par value; authorized
1,000,000 shares; none issued and outstanding
Common stock, $0.0001 par value; authorized 75,000,000
shares; 28,290,000 and 25,000,000 shares issued and
outstanding at December 31, 2005 and 2004, respectively	339	10
Additional paid-in capital	3,689,671
Deficit accumulated during development stage	(3,673,340)	(766,998)
Total stockholders' equity (deficit)	16,670	(766,988)
	$5,105,481	$3,094,235

See Notes to Financial Statements.

HYDROGEN POWER INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2005 and 2004, and for the Period from
December 17, 2003 (Date of Inception) to December 31, 2005

	2005	2004	Cumulative During Development Stage
Revenues	$-	$-	$-
Expenses
Professional fees	158,009	93,168	251,177
General and administrative	2,011,191	107,000	2,118,191
Amortization of sub-license agreement	155,358	116,519	271,877
Research and development	427,905	325,995	753,900
	2,752,463	642,682	3,395,145
Other income (expense)
Interest income	30,841		30,841
Interest expense	(184,720)	(124,316)	(309,036)
	(153,879)	(124,316)	(278,195)
Net loss	$(2,906,342)	$(766,998)	$(3,673,340)

See Notes to Financial Statements.

HYDROGEN POWER INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Years Ended December 31, 2005 and 2004, and for the Period from
December 17, 2003 (Date of Inception) to December 31, 2005

	Common Stock		Additional Paid-in	Deficit Accumulated During Development	Total Stockholders'
	Shares	Amount	Capital	Stage	Equity (Deficit)
Balances at December 17, 2003 (and December 31, 2003)	-	$-	$-	$-	$-
Common stock issued for cash, January 2004	1,000	10			10
Stock split affected in the form of a dividend	24,999,000				-
Net loss				(766,998)	(766,998)
Balances at December 31, 2004	25,000,000	10	-	(766,998)	(766,988)
Common stock issued for settlement of debt, January 2005	1,100,000	110	549,890		550,000
Common stock and warrants issued for settlement of debt,
February 2005	1,600,000	160	999,840		1,000,000
Options issued for services, March 2005			1,550,000		1,550,000
Common stock issued for cash, April 2005	350,000	35	349,965		350,000
Common stock issued for settlement of debt, May 2005	190,000	19	189,981		190,000
Common stock issued for cash, July 2005	50,000	5	49,995		50,000
Net loss				(2,906,342)	(2,906,342)
Balances at December 31, 2005	28,290,000	$339	$3,689,671	$(3,673,340)	$16,670

See Notes to Financial Statements.

HYDROGEN POWER INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2005 and 2004, and for the Period from
December 17, 2003 (Date of Inception) to December 31, 2005

	2005	2004	Cumulative During the Development Stage
Cash Flows from Operating Activities
Net loss	$(2,906,342)	$(766,998)	$(3,673,340)
Amortization expense	155,358	116,519	271,877
Interest accumulated on certificates of deposit	(27,409)		(27,409)
Options issued for services	1,550,000		1,550,000
Adjustments to reconcile net loss to
net cash used in operating activities
Changes in operating assets and liabilities
Prepaid expenses	(24,854)	(1,697)	(26,551)
Accounts payable and accrued expenses	14,837	41,671	56,508
Due to officer	(691)	80,152	79,461
Accrued interest expense	183,873	124,200	308,073
Net cash used in operating activities	(1,055,228)	(406,153)	(1,461,381)
Cash Flows from Investing Activity
Purchases of certificates of deposit	(2,000,000)		(2,000,000)
Cash Flows from Financing Activities
Advances to shareholder		(210,431)	(210,431)
Proceeds from loans payable		1,000,000	1,000,000
Due to shareholder	(20,000)		(20,000)
Proceeds from note payable to shareholder	3,000,000		3,000,000
Issuance of common stock for cash	400,000	10	400,010
Net cash provided by financing activities	3,380,000	789,579	4,169,579
Net change in cash during period	324,772	383,426	708,198
Cash and Cash Equivalents, beginning of period	383,426	-	-
Cash and Cash Equivalents, end of period	$708,198	$383,426	$708,198
Supplementary Disclosure of Cash Flow Information
Non-cash transactions
Settlement of amounts due to shareholder by
assumption of shareholder debt	$740,000	$-	$740,000
Conversion of debt assumed from shareholder into
common stock of the company	$740,000	$-	$740,000
Conversion of loans payable into common stock of
the company	$1,000,000	$-	$1,000,000
Application of advances to shareholder to
amounts due to shareholder	$210,431	$-	$210,431
Purchase of sub-license agreement financed by
amounts due to shareholder	$-	$2,615,200	$2,615,200

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

Note 1. Description of Business and Summary of Significant Accounting Policies

Organization

Hydrogen Power Inc. (the "Company") was incorporated as a Delaware corporation on December 17, 2003. The Company began operations in 2004. Under a sub-license agreement, the Company has access to a patented system called "Hydrogen Now." The Hydrogen Now system creates pure hydrogen from the chemistry of aluminum and water. With this technology, the Company plans to market a portable hydrogen generator for the purpose of replenishing hydrogen fuel cells and vehicle fuel stations at a safe and dependable pressure. As the Company has not yet developed any commercial product and has not generated any revenues to date, it is considered to be a development stage company.

Liquidity

As shown in the financial statements, the Company is in the development stage and has not generated positive cash flows from operations and has incurred significant net losses, resulting in an accumulated deficit of $3,673,340 at December 31, 2005. Additionally, at December 31, 2005, the Company's current liabilities exceed its current assets.

The Company will need additional working capital to be successful in its development of its business purpose and to be able to continue to pay its liabilities as they become due. Therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management is presently engaged in seeking additional working capital and in March 2006 received a $10 million capital commitment in connection with the acquisition of the Company as described in Note 8 to these financial statements.

The accompanying financial statements do not include any adjustments to the recorded assets or liabilities that might be necessary should the Company fail in any of the above objectives and become unable to operate for the coming year.

Cash and Cash Equivalents

The Company considers all highly liquid securities with a maturity of three months or less to be cash equivalents for purposes of the statements of cash flows. The Company regularly has cash and cash equivalents in excess of federally insured limits. The Company has paid no material amounts for interest since inception.

Certificates of Deposit

The certificates of deposit are held with a bank and have a maturity of one year. The certificates of deposit are carried at cost which approximate market value.

Sub-license Agreement

The sub-license agreement is stated at cost and is being amortized over the estimated useful life through February 2021 using the straight-line method. Accumulated amortization was $271,877 and $116,519 at December 31, 2005 and 2004, respectively. Intangible assets are tested at least annually for potential impairment.

Loans Payable

Loans payable were all due to a third-party and were unsecured, non-interest bearing, and due on demand. In 2005, the loans payable were settled in full for 1,600,000 shares of common stock of the Company and warrants to purchase 1,600,000 shares of common stock of the Company. There was no gain or loss recorded on the settlement.

Stock Split

In March 2004, the Board of Directors authorized a 25,000-to-one stock split of the common stock of the Company. In connection with the stock split, the par value of the common stock was changed from $0.01 to $0.0001. No adjustment has been made to the amount of common stock capitalized as a result of the split. All references in these financial statements to the number of common shares outstanding give affect to the split.

Warrants

At December 31, 2005, there are warrants outstanding to purchase 1,600,000 shares of the Company’s common stock at a price that would have been $1.25 per share through February 2006 and is presently $2 per share after February 2006 through February 2007. The warrants were exercisable on issuance and were scheduled to expire in February 2007 (see Note 8). The value attributed to the warrants was insignificant.

Stock-based Compensation

Effective January 1, 2005, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which requires the Company to recognize compensation expense for options granted to employees and non-employees based on the fair value of the options at the grant date. Prior to that date, the Company was accounting for stock-based compensation using the provisions of APB Opinion No. 25 as permitted under SFAS No. 123.

The issuance of common shares for services would be recorded at the estimated market price of the shares on the date the services are rendered or at the stated value of the services. No shares were issued for services through December 31, 2005.

Research and Development Costs

Research and development costs are expensed as incurred.

Income Taxes

The Company accounts for income taxes under an asset and liability approach that requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Note 2. Sub-license Agreement

In 2004, the Company entered into a sub-license agreement with a shareholder who was its parent company at the time, Global Hydrofuel Technologies, Inc. ("GHTI"). The sub-license agreement includes substantially all the rights of the original underlying license agreement between GHTI and the University of British Columbia ("UBC"). The sub-license gives the Company exclusive rights to use the Hydrogen Now technology developed by UBC and any improvements and to market, manufacture and distribute products using the technology in the United States, Mexico, and Central and South America. The agreement also gives the Company non-exclusive rights to market and distribute products using the technology and any improvements in Canada and to use any trademarks, service marks, or logos associated with the technology in the United States, Canada, Mexico, and Central and South America.

The sub-license agreement is effective, with certain provisions for early termination, for as long as the underlying license agreement is in effect. The underlying license agreement is effective through the latest expiration date of the patents that are the subject of the licensed technology. At present, the latest patent expiration date is February 2021. GHTI acquired the license with UBC under a royalty arrangement.

The cost of the rights under the sub-license agreement is stated at the present value of the future minimum payments owed to a shareholder under the terms of the agreement amounting to $2,615,200. As described in Note 8 to these financial statements, the Company was acquired in 2006 by an unrelated third party. The acquiring shareholder company advanced the Company $3,000,000 under a promissory note for purposes of meeting the cash payment obligations under the sub-license agreement and has committed to fulfilling any future obligations under the terms of the underlying license agreement with UBC. The Company believes this contractual commitment establishes the fair value of the sub-license agreement as recorded at the effective date of the agreement.

Management believes the best estimate of the useful life of the sub-license agreement is represented by the life of the underlying patents. Accordingly, the cost of the sub-license agreement is being amortized on the straight-line basis over the remaining term of the patents, or approximately 17 years. Amortization expense is expected to be approximately $155,000 for each of the years 2006 through 2010. At December 31, 2005, management has determined that there is no impairment of the sub-license rights that should be recorded against the carrying amount of the asset.

Note 3. Stock-based Compensation

During 2005, 1,550,000 stock purchase options were granted to certain employees (650,000 options) and non-employees (900,000 options; 800,000 of which were granted to directors of the company) during the year ended December 31, 2005 (and since inception), and remained outstanding at that date. The options were granted at an exercise price of $.50 per share, the estimated fair value of the stock at the grant date. Subsequent to the granting of the options, the Company was acquired as described in Note 8 to these financial statements. Given the acquisition and subsequent exchange of the Company's outstanding options for options in the acquiring company's stock, management's best estimate of the fair value of the options was $1.00 per option as of the date of the grants.

As of December 31, 2005, the accompanying financial statements include compensation expense related to employee and non-employee options of $1,550,000. This amount has been recorded in general and administrative expenses for the 12 months and cumulative period ended December 31, 2005.

Note 4. Due to Shareholder

The amount due to a shareholder, relates to amounts owed under the sub-license agreement with GHTI. Payments under the terms of the agreement are non-interest bearing. The obligation was originally stated at its net present value of $2,615,200 using an effective interest rate of 6%. Minimum payments required under the sub-license agreement are as follows for the years ending December 31:

	Total	Amount Representing Interest	Net Amount Due
2006	$696,235	$109,562	$586,673
2007	666,667	75,210	591,457
2008	666,667	38,730	627,937
	$2,029,569	$223,502	$1,806,067

For the 12 months ended December 31, 2005, the Company recognized $122,973 of interest expense with respect to this obligation. For the period from December 17, 2003 (date of inception) to December 31, 2005, the Company recognized $315,361 of interest expense with respect to this obligation.

Note 5. Note Payable, Shareholder

In 2005, the Company obtained a loan from one of its shareholders, Equitex, Inc. ("Equitex"). The maximum borrowing of $3,000,000 was received during 2005. Advances under the note bear interest equal to the prime rate (7.25% at December 31, 2005). Subsequent to year end, the note was forgiven and became a contribution to capital in connection with the acquisition (see Note 8).

Note 6. Related Party Transactions

In January 2005, the Company entered into a debt assignment and conversion agreement whereby the loan payable to a former director of GHTI in the amount of $550,000 was assigned to the Company in exchange for a reduction of the amount owed to the parent company. The debt was then converted into 1,100,000 shares of common stock of the Company in full satisfaction of the debt assumed. This former director of GHTI is also the father of an officer of the Company. No gain or loss was recognized in this conversion.

In May 2005, the Company entered into a debt assignment and conversion agreement whereby a loan payable to a third party of GHTI in the amount of $11,000 was assigned to the Company in exchange for a reduction of the amount owed to the parent company. The debt was then converted into 11,000 shares of common stock of the Company in full satisfaction of the debt assumed. No gain or loss was recognized in this conversion.

In May 2005, the Company entered into a debt assignment and conversion agreement whereby the loan payable to third parties of GHTI, of which one party is a director of the Company, in the amount of $179,000 was assigned to the Company in exchange for a reduction of the amount owed to the parent company. The debt was then converted into 179,000 shares of common stock of the Company in full satisfaction of the debt assumed. No gain or loss was recognized in this conversion.

In 2005, the Company paid $37,500 to a shareholder of the Company (who is also the brother of an officer of the Company) for fees related to his attracting equity investors to the Company.

Note 7. Income Taxes

The Company is liable for taxes in the United States. As of December 31, 2005, the Company did not have any income for income tax purposes and therefore, no tax liability or expense has been recorded in these financial statements. The difference between the tax at the statutory federal tax rate and the tax provision of zero recorded by the Company is primarily due to the Company's full valuation allowance against its deferred tax assets.

At December 31, 2005, the Company has accumulated tax losses of approximately $2,020,000 available to reduce future taxable income. The tax losses expire in 2024 and 2025.

The Company has deferred tax assets and has established a valuation allowance for those assets for the years ended December 31, 2005 and 2004, as follows:

	2005	2004
Stock option compensation expense	$527,000	$-
Accrued salaries	25,500
Net operating loss carryforward	685,000	265,000
Total deferred tax assets	1,237,500	265,000
Less: Valuation allowance	(1,237,500)	(265,000)
Net deferred taxes	$-	$-

The valuation allowance increased by $972,500 and $265,000 for 2005 and 2004, respectively.

Note 8. Subsequent Event

In September 2005, an agreement in principle was reached with Equitex (an independent third party company) to acquire 100% ownership of the Company from its stockholders. The purchase transaction closed in March 2006. In connection with the purchase, Equitex agreed to make a $10 million capital contribution to the Company, $5 million of which was received upon closing in March 2006 and the remaining amount to be received at a later date. Additionally, the Company's outstanding options and warrants were exchanged for options and warrants to purchase shares of Equitex stock.